UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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Bresler & Reiner, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BRESLER & REINER, INC.

11140 ROCKVILLE PIKE, SUITE 620

ROCKVILLE, MD 20852

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Approximate Date of Mailing: April 25, 2003

TO THE STOCKHOLDERS:

The annual meeting of stockholders of Bresler & Reiner, Inc. (the “Company”) will be held at the offices of the Company, 11140 Rockville Pike, Suite 620, Rockville, MD on June 18, 2003, at 10:00 a.m., for the following purposes:

1.	To elect a Board of nine directors to serve until the next annual meeting of stockholders and until the election and qualification of their respective successors.

2.	To consider and ratify the selection of Ernst & Young, LLP, independent certified public accountants, as auditors of the Company for the 2003 fiscal year.

3.	To consider and transact such other business as may properly come before the meeting.

The stock transfer books will not be closed. Stockholders of record on April 15, 2003, are entitled to notice of and to vote at the annual meeting. On that date, there were 2,738,606 shares of common stock outstanding. Each share is entitled to one vote on each of the matters presented at the meeting, and voting is not cumulative.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ JEAN S. CAFARDI
Jean S. Cafardi Secretary

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held June 18, 2003

This Proxy Statement is being furnished to stockholders of Bresler & Reiner, Inc. (the “Company”), 11140 Rockville Pike, Suite 620, Rockville, Maryland 20852, in conjunction with the solicitation by the Board of Directors (the “Board”) of the Company of proxies to be voted at the Annual Meeting of Stockholders to be held at the Company’s offices on Wednesday, June 18, 2003 at 10:00 a.m.

Shares Entitled to Vote

Holders of record of the Company’s Common Stock as of the close of business on April 15, 2003 are entitled to vote. On that date there were 2,738,606 shares of Common Stock outstanding. At the meeting each share of Common Stock is entitled to one vote on each proposal.

Proxy Voting and Quorum

Shareholders of record may vote their proxies by mail. By using your proxy to vote, you authorize the persons whose names are listed on the front of the proxy card accompanying this Proxy Statement to represent you and vote your shares. Holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum.

If you attend the meeting, you may of course vote by ballot. If you are not present, your shares can be voted only when represented by a properly submitted proxy.

You may revoke or change your proxy at any time before it is exercised by written notice to the Secretary of the Company.

Choices in Voting

You have several choices in completing your voting.

•	You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

•	In voting on directors, you can either vote FOR all the directors or withhold your vote on all or certain of the directors.

•	You may indicate a preference to abstain on any other proposal, in which case no vote will be recorded.

•	You may submit a proxy without indicating your voting preferences, in which case the proxies will vote your shares for election of the directors nominated by the Board of Directors, and for ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the year 2003.

Required Vote

A plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the votes cast is required to ratify the selection of Ernst & Young, LLP as independent auditors for the year 2003. Only votes cast “for” the election of directors or those cast “for” or “against” any other proposal will be counted in determining whether a nominee for director has been elected or the selection of Ernst & Young has been ratified. Abstentions, broker non-votes and votes withheld are not treated as votes cast at the meeting for such purpose.

Recommendations of the Board of Directors

The Company’s Board of Directors recommends that stockholders vote:

•	“For” each of the nominees for the Board of Directors listed below; and
•	“For” ratification of Ernst & Young, LLP as auditors for fiscal year 2003.

Proxy Solicitation and Expenses

The cost of solicitation of proxies from stockholders will be borne by the Company. Copies of solicitation material may be furnished to brokers, custodians, nominees, and other fiduciaries for forwarding to beneficial owners of shares of the Company’s Common Stock, and normal handling charges may be paid for such forwarding services. In addition to the use of mails, proxies may be solicited by telephone by officers, directors and a small number of employees of the Company who will not be specially compensated for such services.

PROPOSAL NO. 1

Election of Directors

Nine directors are to be elected to hold office until the next Annual Meeting of Stockholders and until the election and qualification of their respective successors. Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election, as directors, of the persons named as nominees. The Board believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board fails to stand for election or declines to accept election, proxies will be voted for the election of other individuals as the proxy holders may determine.

Management has nominated for election as directors the persons whose names appear in the table below.

Name	Principal Occupation During Last Five Years	Age	Year First Elected	Common Stock Beneficially Owned as of December 31, 2002(1)
				Shares		Percent
Benjamin C. Auger	Vice President of Boenning & Scattergood, Investment Security Firm West Conshohocken, PA	52	2002	6,480	(2)	.24

Charles S. Bresler	Chairman – Bresler & Reiner, Inc.	75	1970	1,331,163	(3)	48.61

Sidney M. Bresler	Chief Executive Officer & Chief Operating Officer –Bresler & Reiner, Inc.	48	2002	260.01

Gary F.Bulmash	Associate Professor of Accounting American University Washington, DC	58	2002	0		0.00

Ralph S. Childs, Jr.	Retired since November, 1994 Former Chairman of the Board of Home Federal Savings Bank Washington, DC	75	1994	0		0.00

George W. Huguely, III	Chairman of the Board of Galliher & Huguely Associates, Inc. General Partner of The Huguely Companies, a real estate investment and management firm Washington, DC	70	1974	500		0.02

Michael W. Malafronte	Principal Oppenheimer & Close, Inc.	28	2002	27,744	(4)	1.01

Burton J. Reiner	Co-Chairman & President – Bresler & Reiner, Inc.	74	1970	848,768	(5)	37.08

Randall L. Reiner	Consultant to Bresler & Reiner, Inc. since February 2003 Vice President – Bresler & Reiner, Inc. from June 2002 until February 2003 Employee of Bresler & Reiner, Inc. prior to June 2002	49	2003	166,667	(6)	6.09

(1)	This information has been furnished by each director.

(2)	Includes 330 shares held by Mr. Auger’s spouse, or as custodian or trustee for minors, as to which Mr. Auger maintains an indirect beneficial ownership.

(3)	Charles S. Bresler has the sole power to vote 1,049,643 of these shares as manager of a limited liability company which holds the shares. In addition, he may be deemed to share indirectly the power to vote 141,384 shares which are owned by his spouse, Fleur S. Bresler; and 140,136 shares owned by I. Wistar Morris, III and related persons. However, he disclaims beneficial ownership of the shares owned by Fleur S. Bresler and I Wistar Morris, III and related persons.

(4)	Includes 25,644 shares held as part of an investment partnership and an additional 1,600 shares held as part of an offshore mutual fund. Mr. Malafronte may be deemed to beneficially own these shares by virtue of his status as a managing member of the partnership and the fund.

(5)	The power to vote and invest 846,015 of these shares is shared with his spouse. Burton J. Reiner has the sole power to vote 2,753 of these shares.

(6)	Randall L. Reiner, along with three siblings, has the shared power to vote and dispose of these shares in his capacity as a trustee of a charitable remainder unitrust.

Resignation of Director

In February 2003, Mr. William L. Oshinsky resigned from the Board of Directors. The Board chose Mr. Randall L. Reiner, son of Burton J. Reiner, to replace Mr. Oshinsky for the remainder of Mr. Oshinsky’s term. The Board has placed Mr. Randall L. Reiner’s name on the nominating ballot for this year and recommends his nomination to continue as a director.

Agreements with Directors

In February 2003, the Company and Randall L. Reiner, a Company director and officer, executed two agreements: Release and Separation Agreement (“Release”) and a Consulting Agreement (“Agreement”). The Release terminated Mr. Reiner’s employment as a Vice President. Mr. Reiner received the following compensation:

•	The Company agreed to pay Mr. Reiner through September 30, 2006, the greater of $1,500 per month or the actual cost of health insurance for himself and eligible family members.

•	The Company agreed to continue Mr. Reiner’s supplemental health insurance policy and long-term care insurance policy, as currently in effect, through September 30, 2006.

•	The Company agreed to provide Mr. Reiner the use of an efficiency or one-bedroom apartment as an office, rent free (annual rental value of $15,000), through February 29, 2004.

Mr. Reiner and the Company also executed a Consulting Agreement in February 2003 for a term of twenty-five (25) months commencing on February 24, 2003. Mr. Reiner shall devote three (3) hours per week providing the following services to the Company: supervision of the completion of the Company’s existing homebuilding project; arrange for the release of bonds on the project; and manage and satisfy any customer complaints with respect to the project. Mr. Reiner has also agreed to provide additional consulting services as may be reasonably assigned to him by the Company. The consulting agreement shall stay in full force and effect for the entire term unless terminated by the Company for good and sufficient cause. Mr. Reiner is to be paid a consulting fee of $312,500.00, payable in twenty-five (25) equal monthly installments.

Board of Directors and Committee Meetings

From December 31, 2001 to December 31, 2002, the Board of Directors held four regular and no special meetings. The Board currently has two standing committees. Listed on the table below are the committee members and the number of meetings held during 2002.

Committees	# of Meetings	Members
Audit	4	Gary F. Bulmash, Chair Benjamin C. Auger,, Ralph S. Childs, George W. Huguely, and Michael W. Malafronte
Executive Compensation	2	Michael W. Malafronte, Chair Benjamin C. Auger, Ralph S. Childs, and George W. Huguely

Compensation of Directors

Directors who are not employees or consultants to the Company are paid $5,000 per year in director’s fees plus $250 per meeting attended and $250 per meeting to cover reimbursable expenses for attending Board and committee meetings. Gary F. Bulmash, the Company’s qualified “audit committee financial expert” as required by Section 406 of the Sarbanes-Oxley Act of 2002, receives an annual director’s fee of $9,000 plus meeting fees as described above. Such Board members received aggregate remuneration of $30,500 for the fiscal year ended December 31, 2002.

Audit Committee Responsibilities

In fiscal 2002, the Company’s Audit Committee consisted of Messrs. Auger, Bulmash, Childs, Huguely, and Malafronte, all of whom the Board of Directors has determined are “independent directors” as currently defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (“NASD”).

Among its responsibilities, the Audit Committee appoints and establishes the compensation for the Company’s independent public accountants; approves in advance all engagements with them to perform non-audit services; reviews and approves the procedures used by the Company to prepare its periodic reports; reviews and approves the Company’s critical accounting policies; discusses the plans and reviews results of the audit engagement with the independent public accountants; reviews the independence of the independent public accountants; and oversees the Company’s accounting processes, including the adequacy of its internal accounting controls.

The Board of Directors of Bresler & Reiner, Inc. adopted a written Audit Committee Charter, including additional responsibilities resulting from the recently enacted Sarbanes-Oxley Act of 2002. The Board of Directors will reassess the adequacy of the Audit Committee charter following the final adoption of new corporate governance standards currently proposed by the NASD and new rules regarding audit committee responsibilities contemplated by the Sarbanes-Oxley Act. The Audit Committee initiated and approved the following actions: (1) adoption of the Company’s Code of Ethics as required by Section 407 of the Sarbanes-Oxley Act of 2002, (2) qualified, as required by Sections 406 of the Sarbanes-Oxley Act of 2002, Gary F. Bulmash as “audit committee financial expert” and, (3) establishment of an independent compliance hotline service to monitor and record perceived violations of the Code of Ethics and of provisions of the Sarbanes-Oxley Act. The Audit Committee Charter and the Code of Ethics are attached as Exhibits A and B, respectively.

Compensation Committee Responsibilities

The Executive Compensation Committee (the “Compensation Committee”) determines the compensation of corporate officers and oversees the administration of executive compensation programs. The Compensation Committee is responsible for all elements of executive compensation including base salary, incentive bonuses, and other benefit programs for key executives.

The goals of the Company’s executive compensation program are to:

1.	Pay competitively to attract, retain and motivate superior executives,

2.	Relate total compensation for each executive to overall Company performance, as well as individual performance, and

3.	Align executives’ performances and financial interests with shareholder value.

It is the Company’s policy to consider the deductibility of executive compensation under applicable income tax rules as one of many factors used to make specific compensation determinations consistent with the goals of the Company’s executive compensation program.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the election of the nominees listed above.

PROPOSAL NO. 2

Ratification of Ernst & Young, LLP as the Company’s Auditors

The Board of Directors, on recommendation of the Audit Committee, has selected Ernst & Young, LLP, independent certified public accountants, to continue as independent auditors of the Company for fiscal year 2003. Ernst & Young, LLP was the Company’s principal accountant for fiscal 2002.

In making its recommendation to the Board of Directors to select Ernst & Young, LLP as the Company’s independent accountants for fiscal 2003, the Audit Committee considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors’ independence. The Audit Committee was advised by management that the independent auditors did not provide non-audit services during 2002.

Prior Auditors

On June 20, 2002, the Company dismissed Arthur Andersen LLP (“Andersen”) independent accountants. In connection with its audits for the two most recent fiscal years ended December 31, 2001 and 2000, and through the date of this report, there have been no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Andersen would have caused them to make reference thereto in their report on the financial statements in those years. The reports of Andersen on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. The Company has provided Andersen with this disclosure and has requested that Andersen furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. Andersen complied with this request through a letter to the SEC dated June 27, 2002.

Audit Fees

The aggregate fees billed for professional services rendered by Ernst & Young, LLP for the audit of our financial statements for the year ended December 31, 2002, and the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, for the year ended December 31, 2002, were $149,500.

Financial Information Systems Design and Implementation Fees

There were no fees billed for information technology services rendered by Ernst & Young, LLP during the year ended December 31, 2002.

All Other Fees

There were no fees billed for all non-audit services, exclusive of the fees disclosed above relating to information technology services but including fees for tax-related services, rendered by Ernst & Young, LLP during the year ended December 31, 2002.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” ratification of Ernst & Young, LLP as auditors for fiscal year 2003.

CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of December 31, 2002, with respect to the beneficial ownership of the Company’s Common Stock by each person who is known to the Company to have beneficial ownership of more than 5% of the outstanding shares of Common Stock, and all directors and executive officers of the Company as a group. This information has been furnished by such persons.

Name of Beneficial Owner	Amount of Beneficial Ownership (1)	Percent
Charles S. Bresler	1,331,163(2)	38.33
Burton J. and Anita O. Reiner	848,768	30.99
The Burton and Anita Reiner Charitable Remainder Trust	166,667(3)	6.09
Fleur S. Bresler	141,384	5.16
I. Wistar Morris, III and related parties	140,136	5.12
All directors and officers as a group	1,933,955(4)	70.63

(1)	See also Notes (2) and (3) under “Election of Directors” above.

(2)	Charles S. Bresler votes shares included in the above table as manager of a limited liability company (the “LLC”). The shares included for Mr. Bresler include those shares listed for Fleur S. Bresler and I. Wistar Morris, III. Under the LLC’s Operating Agreement, if Mr. Bresler should resign as manager, die, or otherwise become unable to serve as manager, then his son, Sidney M. Bresler, becomes manager and may vote the shares. If Charles S. Bresler ceases to be a member of the LLC, a majority of the interests held by other members may elect to dissolve the LLC. Sidney M. Bresler, son of Charles S. Bresler, holds a majority of the other interest in the LLC.

(3)	In addition, the trustees (the four children of Burton J. and Anita O. Reiner, which includes Randall L. Reiner, a Company director) of the Trust in their individual capacity have the sole power to vote and invest certain additional shares aggregating 22,978 shares. The Trust disclaims beneficial ownership of such shares.

(4)	For information concerning Messrs. Huguely, Malafronte, Auger, S. Bresler and R. Reiner, see “Election of Directors.” Also includes 450 shares owned by Jean S. Cafardi (Corporate Secretary) and 100 shares owned by William L. Oshinsky (Corporate Treasurer).

Agreements as to Voting

On January 31, 2003, Bresler Family Investors, LLC entered into separate agreements with Fleur S. Bresler and with I. Wistar Morris, III and Martha M. Morris.Under these agreements, Mrs. Bresler and Mr. and Mrs. Morris agreed, among other things, not to take certain actions without the consent of Charles S. Bresler, including assisting any person in connection with any attempt to acquire, directly or indirectly, record or beneficial ownership of any securities of the Company. They further agreed that in any election of directors of the Company they would vote all shares of Company common stock held by them for the election of directors in the manner directed by Mr. Bresler.

These agreements continue in force through January 30, 2004, and include a provision whereby Mr. Bresler may extend the term for up to two additional one year periods.

Second Amended and Restated Shareholders Agreement

The Second Amended and Restated Shareholders Agreement (“Agreement”) was executed by and among the following shareholders: Bresler Family Investors, LLC; Burton J. Reiner and Anita O. Reiner, husband and wife as joint tenants; Burton and Anita Reiner Charitable Remainder Unitrust; and the Company. The Agreement supersedes a prior Shareholders Agreement dated August 1998 and a First Amended and Restated Shareholders Agreement dated July 2002. The Agreement is intended to promote the mutual interests of the shareholders and the interests of the Company by imposing certain restrictions and obligations on the shareholders, the Company, and on the shareholders’ stock in the Company. Any shares of the Company’s stock currently owned or acquired in the future are subject to a first right of offer provision requiring that the shares be offered first to the Company, and then to the other shareholders on the same terms and conditions as offered to a third party.

EXECUTIVE COMPENSATION

There is shown below information concerning the annual and long-term compensation for services, in all capacities, to the Company for the fiscal year ended December 31, 2002, 2001 and 2000 for those persons who were, during 2002 (i) the Chief Executive Officer; and (ii) the other four most highly compensated executive officers of the Company whose annual compensation in 2002 exceeded $100,000:

Name and Principal Position	Year	Annual Compensation Salary ($)	Bonus ($)	Long-Term Compensation Restricted Stock Award	All Other Compensation (1)

Charles S. Bresler Chairman of the Board	2002 2001 2000	1,225,000(2) 225,000 225,000	25,000 25,000 25,000	N/A	392 385 363

Burton J. Reiner Co-Chairman of the Board President	2002 2001 2000	225,000 225,000 225,000	25,000 25,000 25,000	N/A	376 363 495

Sidney M. Bresler Chief Executive Officer & Chief Operating Officer	2002 2001 2000	158,600 128,800 119,600	5,000 5,000 5,000	N/A	957 912 798

William L. Oshinsky Treasurer	2002 2001 2000	132,600 128,800 115,000	5,000 5,000 5,000	N/A	957 912 798

Randall L. Reiner Vice President	2002	134,600	5,000	N/A	957

Edwin Horowitz Formerly Secretary and Director	2001 2000	128,500 124,700	0 0	N/A	0 363

(1)	Amounts shown for “All Other Compensation” consist of premiums paid for life insurance policies by the Company.
(2)	Includes a performance bonus of $1,000,000.

Report on Executive Compensation

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

Messrs. Auger, Childs, Huguely, and Malafronte (Chair) served during all or part of 2002 on the Compensation Committee of our Board of Directors. There were no “interlocks” among any of the members of the Compensation Committee and any of our executive officers. The Committee may make recommendations to the Board on compensation actions involving executive officers of the Company. The Committee has furnished the following report on executive compensation.

The Board has determined the compensation levels of executive officers, including the compensation of Sidney M. Bresler as Chief Executive Officer, by reviewing each executive officer’s short-term and long-term performance with the Company, the level of profitability of the Company, the profitability of companies comparable to the Company, and the levels of compensation of executive officers in such other companies. The executive officers of the Company are compensated through base salaries and annual performance bonuses.

1.	Base salary. The relative levels of base salary for the executive officers are designed to reflect each executive officer’s scope of responsibility and accountability with the Company and to be part of a competitive total compensation package.

2.	Performance bonuses. The Company provides performance-related annual cash compensation to executive officers. The compensation committee determines the actual amount of the incentive compensation based on the compensation committee’s overall assessment of the executive officer’s individual performance for the year.

During 2002, the Compensation Committee presented the following recommendations to the Board of Directors:

1.	On the basis of his promotion to Chief Executive Officer and the corresponding increase in responsibilities, we recommended that the annual salary of Sidney M. Bresler be increased to $200,000.

2.	To recognize the individual accomplishments of Charles S. Bresler and to reward his contributions on several advantageous transactions, we recommended a bonus of $1,000,000.

3.	We recommended that Jean S. Cafardi (Corporate Secretary) and William L. Oshinsky (Corporate Treasurer) receive a $10,000 increase in their annual salary.

4.	We assessed the overall performance of each individual executive officer and recommended performance bonuses of $4,000, $5,000, $25,000 and $25,000 be paid to Jean S. Cafardi, William L. Oshinsky, Burton J. Reiner, and Charles S. Bresler, respectively.

The Board accepted these recommendations and voted for there approval.

Submitted by the Compensation Committee of the Board:

Michael W. Malafronte, Chair

Benjamin C. Auger

Ralph S. Childs, Jr.

George W. Huguely, III

Employees’ Retirement Plan

The Company contributed to its retirement plan on behalf of each executive officer of the Company named in the Summary Compensation Table above for 2002, except for Charles S. Bresler, Burton J. Reiner and Edwin Horowitz. In addition, the Company contributed to its retirement plan on behalf of Ms. Jean S. Cafardi for 2000, 2001 and 2002.

The Company contributes to its retirement plan as required under the terms of the plan and ERISA. Under the plan, benefits are determined for all employees on an actuarial basis related to the individual employee’s compensation, age, and length of service, including service with predecessors of the Company. All compensation, up to the maximum allowed by law, including salaries, fees and bonuses, but excluding discretionary bonuses, are included as remuneration (or “covered compensation”) under the Company’s retirement plan. The plan provides for contributions by the Company designed to produce, commencing at retirement at age 65, an annual pension calculated by multiplying the participant’s number of years of service to a maximum of 35 of such years, by the sum of 1.12% of a participant’s average annual covered compensation paid for the highest consecutive five years prior to retirement, up to $84,900 (or less, depending upon participant’s age), plus 1.77% of the participant’s average annual covered compensation paid for such period in excess of this dollar amount, but not in excess of a total of $160,000 for the year 2002. The approximate annual retirement benefits payable to participating employees in specified remuneration and years-of-service classifications is shown in the pension plan table below. The benefit amounts listed in the following table are not subject to any deduction for social security benefits or other offset amounts.

Average Annual Covered Compensation For Highest Consecutive Five Years	10	15	20	25	30	35
$100,000	$12,182	$18,272	$24,363	$30,454	$36,545	$42,635
$110,000	13,952	20,927	27,903	34,879	41,855	48,830
$120,000	15,722	23,582	31,443	39,304	47,165	55,025
$130,000	17,492	26,237	34,983	43,729	52,475	61,220
$140,000	19,262	28,892	38,523	48,154	57,785	67,415
$150,000	21,032	31,547	42,063	52,579	63,095	73,610
$160,000	22,802	34,202	45,603	57,004	68,405	79,805
$170,000	24,572	36,857	49,143	61,429	73,715	86,000
$180,000	26,342	39,512	52,683	65,854	79,025	92,195
$190,000	28,112	42,167	56,223	70,279	84,335	98,390

$ 200,000 & over (1)	29,882	44,822	59,763	74,704	89,645	104,585

(1)	Under present IRS limitations, compensation in excess of $200,000 can not be included for benefit computation purposes.

At December 31, 2002, William L. Oshinsky and Jean S. Cafardi each had 35 years of credited service and Sidney M. Bresler had 16 years of credited service under the plan. Charles S. Bresler, Burton J. Reiner and Edwin Horowitz were covered by the plan until December 31, 1995, and had, respectively, 34, 34 and 31 years of credited service under the plan.

Insider Participation

Waterfront Complex

Since 1964, the Company has been the redeveloper of a portion of the southwest Washington, DC Urban Renewal Area (the “Area”), located immediately south of the “Federal Mall,” which extends from the United States Capitol Building to the Washington Monument. The Company developed a shopping-office center (“Complex”) that consists of two high-rise office buildings (“Office Buildings”) containing approximately 326,000 square feet, an enclosed center (“Center”) consisting of approximately 740,000 square feet, most of which is office space and the balance consisting of retail space, approximately 1,100 parking spaces and approximately 78,000 square feet of storage space. These improvements were constructed on ground leased from The District of Columbia Redevelopment Land Agency (“RLA”) for a term expiring in 2058 with an option to extend for an additional 20 years.

Prior to July 1, 2000, four entities held leasehold interests in the Complex. The Company was the lessee of the east portion of the Center. SEW Investors (“SEW”) was the lessee of the southeast wing of the Center. Trilon Plaza Company (“Trilon”) was the lessee of the west portion of the Center and the west office building. Town Center East Investors (“TCE”) was the lessee of the east office building. Trilon is a limited partnership in which Charles S. Bresler and Burton J. Reiner hold a substantial majority interest, and whose wholly owned corporation is the general partner.

On July 1, 2000, TCE distributed to the Company a 49.568966% interest of its leasehold interest in the Mall Complex. In addition, on July 1, 2000, TCE assigned to the Company its remaining interest in the Complex and SEW also assigned its interest to the Company. In connection with these assignments, the Company paid cash of $2,100,000 and $1,600,000 and issued notes of $4,900,000 and $3,600,000, respectively, which notes were repaid in 2002. The Company assigned these newly acquired leasehold interests, in addition to one which the Company previously owned, to a newly formed entity, B&R Waterfront Properties, LLC (“BRW”). The Company is the managing member and holds a 54% interest in BRW. The results of operation of BRW have been reported on a consolidated basis with elimination of the minority interest. On October 1, 2002, BRW transferred these leasehold interests to a newly formed entity, Waterside Associates, LLC (“WALLC”).

In October 2002, the Company entered into a joint venture with K/FCE Management, LLC (“K/FCE”) an affiliate of the Washington, DC based developer, The Kaempfer Company, Inc. and of the national developer, Forest City Enterprises, Inc. On that date, BRW contributed the Waterfront Complex to WALLC in exchange for a 99% interest in the joint venture. The joint venture intends to redevelop and reposition the Waterfront Complex. Affiliates of K/FCE are marketing, leasing, redeveloping, and managing the complex. K/FCE has the right, subject to certain conditions, to increase its ownership in the joint venture up to 50% by the making of capital contributions. To the extent required, K/FCE has committed to contribute the first $25,000,000 of redevelopment funds. If necessary, the Company may be required to contribute a portion of the additional equity required in excess of the $25,000,000.

Trilon Plaza Company

A corporation wholly owned by Charles S. Bresler and Burton J. Reiner is the general partner of Trilon Plaza Company (“Trilon”) and West Office LLC, and they are also limited partners in Trilon. West Office LLC, the owner of the west office building at the Complex, contributed the building to BRW in exchange for a 9.17% interest in BRW. Their interests and the interests of affiliated persons, who are among the limited partners of Trilon and West Office LLC, are shown in the following table.

Name	Relationship to Company	% Interest in Trilon (1)	% Interest in West Office LLC
Charles S. Bresler	Officer, director and stockholder	43.96	9.41
Burton J. Reiner	Officer, director and stockholder	43.96	4.50
T-P Partners, Inc.	Owned by Charles S. Bresler and Burton J. Reiner	2.00	—
Edwin Horowitz	Deceased – formerly officer and director	—	3.27
William L. Oshinsky	Officer	—	0.82
Anita O. Reiner	Stockholder and spouse of Burton J. Reiner	—	3.68
Bresler Family Investors	Stockholder	—	1.64
Randall L. Reiner	Director	—	2.25
Children of Burton J. & Anita O. Reiner(2)	Stockholder	—	6.75
	Relatives of Burton J. Reiner (2 individuals)	—	3.27
	Relatives of Charles S. Bresler (2 individuals)	—	3.27

(1)	Includes interests held through a limited partnership.

(2)	Three children, who are also trustees of The Burton and Anita Reiner Charitable Remainder Annuity Trust, a principal shareholder.

The Company acts as managing and leasing agent for the Trilon apartment buildings and townhouses and earns a management fee of 5% of the collected rents, under agreements expiring December 2005 and December 2003. In the normal course of its management of the Trilon Project, the Company’s collects and remits rent receipts to Trilon, and pays expenses on behalf of Trilon. Expenses paid by the Company’s are reimbursed by Trilon.

On February 21, 2003, the Company and Trilon executed a Management Services Agreement whereby the Company will provide administrative services to Trilon for a fee of $1,000 per month. This Agreement shall remain in effect until either party gives 60 days written notice or Trilon ceases to conduct business.

Third Street Southwest Investors

In 1979, the Company sold apartment buildings adjacent to the Waterfront Complex to Third Street Southwest Investors, a limited partnership organized by the Company. The Company is the sole general partner with a 1% interest. At the time of the sale, the Company took back a wraparound note from the limited partnership in the principal amount of $4,350,000, accruing interest at 9.5% per annum due on July 31, 1994. On August 1, 1994, the term of the note was extended to July 31, 1999 and on August 1, 1999, the term of the note was extended to July 31, 2009. Of the limited partnership interests, 90% are held by unaffiliated persons, and the remaining 9% were acquired by the following directors and officers of the Company: Charles S. Bresler 7% and 1% each for Burton J. Reiner and Edwin Horowitz, a deceased former director and officer. From time-to-time, the Company has advanced funds to the partnership to cover operating deficits and loan payments. At December 31, 2002, the Company was due a balance of $6,865,000, which amount includes the outstanding principal balance and accrued interest on the wraparound note. Because this partnership has been operating at a loss, the Company has established a reserve of $1,585,000 against this receivable.

A subsidiary of the Company acts as managing agent for Third Street Southwest Investors for a management fee of 5% of rents collected under an agreement expiring in December 2004. The Company, as agent, collects rent revenues and pays expenses for Third Street Southwest Investors.

Transactions with Affiliates

Business transactions with these affiliates are summarized as follows:

	2002	2001	2000
Revenues:
Leasing fees	$171,000	$389,000	$390,000
Management fees	527,000	419,000	659,000
Interest	330,000	352,000	441,000
Cost and expenses:
Insurance	843,000	898,000	710,000
Interest	164,000	721,000	392,000

Holiday Inn Express

The Company owns and operates a 151-room Holiday Inn Express in Camp Springs, Maryland. Record title to the real estate on which the hotel is situated is held by Charles S. Bresler and Burton J. Reiner, who have agreed to act, without compensation, as nominee title holders for the Company. This arrangement has been approved by the other directors of the Company.

Builders Leasing Company

The Company previously engaged in personal property leveraged equipment leasing, both directly and through subsidiaries and general partnerships. In December 1983, the

Company, with others, organized a general partnership to engage in equipment leasing known as Builders Leasing Company, and agreed to act as its managing partner with a 20% interest. Certain directors and officers of B&R also hold an aggregate 25% partnership interest, including Charles S. Bresler, Chairman of the Board and principal shareholder (20%), and Burton J. Reiner, President, Co-Chairman, and principal shareholder (5%). Builders Leasing Company’s only assets are transportation barges.

Paradise Sudley North Office Building D

The Company is a 10% general partner and an 88.75% limited partner in Paradise Sudley North Limited Partnership which in turn is a 50% general partner in Paradise Sudley North Building D Partnership (“Building D Partnership”). Building D Partnership owns a 69,374 square foot office building in Manassas, Virginia, which has been 100% leased to the Prince William County government since the completion of the building in 1989. During 1998, this lease was renewed for a period of 10 years. Since inception, two unaffiliated persons each owned a 25% interest in Building D Partnership. In 1998 these interests were sold to The Bresler Family Investors LLC. Charles S. Bresler, Co-Chairman of the Company, is the manager of this limited liability company. In March 2002, Building D Partnership transferred title to the property to a new limited liability company owned by Building D Partnership. This new LLC, along with two other LLC’s owned primarily by the Company, placed an $18,010,000 mortgage secured by this building, three other office buildings and the Bank Building in Manassas, Virginia. The Building D Partnership’s share of this loan is $6,388,561. This partnership used $6,000,000 of the loan proceeds to pay off the existing mortgage note which was previously purchased, at a discount, by the Company from an unrelated lender.

Management considers its contracts and other business relationships with each of these affiliates to be as favorable to the Company as those obtainable with outsiders.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee met with management periodically during fiscal 2002 to consider the adequacy of the Company’s internal controls, and discussed these matters with the Company’s independent auditors, Ernst & Young, LLP, and with appropriate Company financial personnel. The Audit Committee also discussed with senior management and Ernst & Young, LLP the Company’s disclosure controls and procedures and the certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission under the recently enacted Sarbanes-Oxley Act of 2002, for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2002 with management and with Ernst & Young, LLP. The Audit Committee has discussed with Ernst & Young, LLP the matters required to be discussed by Statement of Auditing Standards No. 61, relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Ernst & Young, LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Ernst & Young, LLP their independence. Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2002 be included in the Company’s Annual Report on Form 10-K for fiscal 2002, as filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board:

Gary F. Bulmash, Chair

Benjamin C. Auger

Ralph S. Childs, Jr.

George W. Huguely, III

Michael W. Malafronte

Stock Performance Graph

1997 – 2002

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The following graph shows a comparison of cumulative total shareholder returns for an investment in the Common Stock of the Company, the S&P 500 Stock Index and the S&P Homebuilding Index. The comparison for each of the periods assumes that $100 was invested on December 31, 1997, in each of the Company’s common stock, the S&P 500 Index and the S&P Homebuilding Index. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

FINANCIAL STATEMENTS

For certain information concerning the Company and its subsidiaries see the financial statements and report of Ernst & Young, LLP, independent certified public accountants,

included in the Annual Report accompanying this proxy statement. Such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy soliciting material. Representatives of Ernst & Young, LLP are not expected to be present at the meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and persons who own more than 10% of the Company’s Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on the Company’s review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that all Section 16(a) filing requirements for the fiscal year ended December 31, 2002 were met.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Proposals submitted for inclusion in the Company’s Proxy Statement for the 2004 Annual Meeting of Shareholders must be received by the Corporate Secretary at 11140 Rockville Pike, Suite 620, Rockville, Maryland 20852, on or before December 25, 2003. Shareholder proposals for consideration at the 2004 Annual Meeting, but not for inclusion in the Proxy Statement, must be received by the Corporate Secretary no later than March 11, 2004. Management proxy holders could have discretionary authority to vote on those proposals at the 2004 annual meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

REPORTS TO SHAREHOLDERS

The Company has mailed this Proxy Statement and a copy of its 2002 Annual Report to each shareholder entitled to vote at the Annual Meeting. Included in the 2002 Annual Report are the Company’s consolidated financial statements for the year ended December 31, 2002.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, including the financial statement schedules, as filed with the Securities and Exchange Commission, may be obtained without charge by sending a written request to Bresler & Reiner, Inc., Corporate Secretary, 11140 Rockville Pike, Suite 620, Rockville, Maryland 20852.

By Order Of The Board Of Directors

/s/ JEAN S. CAFARDI
Jean S. Cafardi, Secretary

Rockville, Maryland

April 25, 2003

EXHIBIT A

Bresler & Reiner, Inc.

First Amended and Restated

Charter of the Audit Committee

of the Board of Directors

January 29, 2003

ORGANIZATION

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be members of, and appointed by, the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. The members shall serve for a term of one (1) year and may be reelected. Members of the committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries. All committee members shall be financially literate, and at least one member shall be a “Audit Committee financial expert,” as defined by SEC regulations.

PURPOSE

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s internal audit function and independent auditors; the independent auditor’s qualifications and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company.

In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

DUTIES AND RESPONSIBILITIES

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. While the audit committee had the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management and the Disclosure Committee are responsible for the preparation,

EXHIBIT A

presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the audit committee. These are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall be directly responsible for the appointment and termination, compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The committee may delegate pre-approval authority to a member of the audit committee. The decisions of any audit committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

At least annually, the committee shall obtain and review a report by the independent auditors describing:

•	The firm’s internal quality control procedures.

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence)

In addition, the committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations.

The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company’s Code of Conduct).

The committee shall meet separately periodically with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the committee. The committee shall review with the independent auditor any audit problems or difficulties and management’s response.

EXHIBIT A

The committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

The committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

The committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

The committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

The committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The committee also prepares its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

The committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

EXHIBIT B

BRESLER & REINER, INC.

CODE OF ETHICAL CONDUCT

Issued November 13, 2002

INTRODUCTION

The commitment of Bresler & Reiner, Inc. (“Company”) to conduct its business lawfully and ethically is fundamental to our very existence as a corporation. Company policy requires that Employees observe high standards of business and personal ethics in the conduct of their duties and responsibilities. Employees must practice honesty and integrity in every aspect of their dealings with other Employees, customers, tenants, vendors, suppliers, stockholders, the business community, the public and governmental authorities. The Company depends on its reputation for integrity and on the trust and confidence of everyone with whom it deals for its business success.

Every Employee is required to abide by and comply fully with the policies and procedures established by this Code of Ethical Conduct. The Code of Ethical Conduct applies to all Employees at all Company departments, subsidiaries and properties and must be followed at all times. Certain situations may arise which are not specifically covered in our Code of Ethical Conduct. If you have any questions concerning the legality or propriety of an action or the meanings of the Code of Ethical Conduct, you should contact your supervisor or the Human Resources Department.

POLICIES

COMPLIANCE WITH THE LAW

It is the policy of the Company to comply with all laws and government regulations applicable in the nation, state and other governing jurisdiction in which we do business. For any interpretation or clarification of legal or regulatory requirements, you should contact the Human Resources Department.

CONTRACT NEGOTIATION

In negotiating contracts with third parties, be accurate and complete in all representations. We have an affirmative duty to disclose current, accurate and complete data where such data is required under law or regulation.

EXHIBIT B

TIMECARD/SHEET REPORTING

Employees who file timecards/sheets must do so in a complete, accurate and timely manner. The Employee’s signature on a timecard/sheet is a representation that the timecard/sheet accurately reflects the actual number of hours worked by the Employee. The supervisor’s signature is a representation that the timecard/sheet has been reviewed and that appropriate steps have been taken to verify the validity of the hours reported. An inaccurate timecard/sheet is considered to be a falsification of a Company document, and will subject the Employee to disciplinary action. In the absence of a signed timesheet, acceptance of a paycheck by an Employee without supervisor and payroll notification of any problem or inaccuracy will constitute verification of hours worked by the Employee.

MAKING CONTRIBUTIONS

Employees may not contribute or donate Company funds, products, services, or other resources for any cause, party, or candidate without the advance, written approval of the Human Resources Department or the CEO of the Company. An Employee may make voluntary personal contributions to any lawful causes, parties or candidates as long as such Employee does not represent that such contributions come from the Company.

OFFERING OR ACCEPTING GIFTS, ENTERTAINMENT AND OTHER BUSINESS COURTESIES

Employees may not seek to gain an improper business advantage for the Company by offering anything of value, including gifts, merchandise, entertainment, drinks, meals, transportation, lodging or other business courtesies. Employees may not accept, directly or indirectly, anything of value where receipt could or might appear to influence your decision with respect to doing business with any person or entity.

Employees may only pay for, provide, or accept reasonable entertainment, drinks and meals for, and give gifts or promotional items of modest value to customers, tenants and suppliers. Such courtesies and gifts must also be lawful, given only occasionally, unsolicited by the recipient, and in accordance with customary and acceptable business practices. Under no circumstance may an Employee accept courtesies or gifts if there is any risk of embarrassment to the Company or if acceptance of such courtesies or gifts would result in a conflict of interest. The prior written approval of your supervisor must be obtained for you to provide or pay for a customer’s or supplier’s travel (other than providing limited local travel) or lodging expenses.

Employees may never accept any gift of cash or cash equivalents or securities.

Employees are frequently offered sample products from vendors who expect them to use it to become more knowledgeable about the products and sell them more effectively. These products may never be sold, returned, exchanged or refunded. Violations of this policy are subject to disciplinary action up to and including termination.

EXHIBIT B

If you receive a gift that you may not accept under the provisions of this Code of Ethical Conduct, you should return it. Employees are asked to consult with their supervisor or the Human Resources Department when questionable circumstances present themselves.

Fiscal Responsibility

All payments and other transactions must be properly authorized by management and be accurately and completely recorded on the Company’s books and records in accordance with generally accepted accounting principles, established corporate accounting policies, and all applicable laws. If Employees have any questions regarding the appropriate reporting of a transaction, Employees should consult their supervisor or the Chief Financial Officer.

No undisclosed or unrecorded corporate funds shall be established for any purpose, nor should Company funds be placed in any personal or non-corporate account.

All corporate assets must be properly protected and asset records regularly compared with actual assets, and proper action must be taken to reconcile any variances.

All Employees are required to adhere to all policies relating to expense reporting and reimbursement.

CONFLICT OF INTEREST/OUTSIDE EMPLOYMENT

The objective of this policy is to avoid conflicts that may arise between employment related activities and outside employment or other outside activities. Employees shall make prompt disclosure to their supervisor of any situation that may involve or could lead to a conflict of interest.

Employees may not be engaged in or have any employment, consulting, or other business relationship with or accept any remuneration from a competitor, tenant, customer or supplier without the prior written approval of the Human Resources Department.

Employees are permitted to make investments in competitors, customers, tenants and suppliers provided that an Employee may not own more than 5% of any competitor, tenant, customer or supplier. In order to avoid potential conflicts of interest, Employees are urged to carefully consider the impact of making an investment in competitors, tenants, customers and suppliers of the Company.

The involvement by family members with the Company’s competitors, tenants, customers or suppliers may, under certain circumstances, result in a conflict of interest. If an

EXHIBIT B

Employee is unclear as to whether a situation involves a present or potential conflict of interest, Employees should consult the Human Resources Department.

Outside employment may also constitute a conflict of interest if it places an Employee in the position of appearing to represent the Company, or involves providing goods, services or rental property substantially similar to those the Company provides or is considering providing. Employees shall not directly or indirectly maintain any outside business of financial interest which conflicts with the interests of the Company or which interferes with the Employee’s ability to effectively carry out job duties. All outside employment that raises any question in this regard must be approved in advance by the Employee’s immediate supervisor and the Human Resources Department.

Any outside employment or business activity that lessens the efficiency, alertness or productivity normally expected of Employees in their jobs may also be considered a conflict of interest. A full-time Employee who engages in other full-time employment is generally unable to competently perform the duties required by the Company. Therefore, full-time Employees are discouraged from holding more than one full-time job. Full-time Employees are required to notify their supervisor and the Human Resources Department, in writing, before they accept any other employment so that it can be determined whether the Employee can competently perform both jobs.

OUTSIDE DIRECTORSHIPS

An elected officer of the Company, or any Employee at the first or second reporting level below any such officer, who is invited to serve as a Director (or Manager, in the case of a limited liability company) of a company not affiliated with the Company shall obtain the prior written approval of the CEO or the Human Resources Department.

To obtain approval, the individual should submit a written request which should include all relevant information.

PROPRIETARY INFORMATION

Employees may not disclose to any outside party, except as specifically authorized by management, any of the Company’s proprietary information, which includes any non-public business, financial, personnel or technological information, plans or data that have been generated or acquired during an Employee’s employment at the Company. Employees may not use any of the Company’s proprietary information for their own benefit or for any purpose adverse to the Company’s interest. Upon termination of employment, Employees may not copy, take or retain any documents containing the Company’s proprietary information. The prohibition against disclosing the Company’s proprietary information extends indefinitely beyond the Employee’s period of employment. The Employee’s agreement to protect the confidentiality of such information is considered an important condition of employment. (See Insider Trading Policy)

EXHIBIT B

Proprietary Information of Others

Employees shall not solicit, receive or use any proprietary or confidential information belonging or relating to any customer, tenant, supplier, competitor, consultant or other person or entity, except as may be lawfully received from the owner or a third party. Information that is published or otherwise in the public domain or is independently developed is not considered to be proprietary.

Confidential Information

Each Employee has an obligation to maintain the confidentiality of information to which he or she is exposed. Employees may not disclose, except as specifically authorized by the CEO of the Company, any confidential information which includes any business, financial, personnel or technological information, or plans or data that may have been generated or acquired while employed. Confidential Information may be shared only with those individuals who have a bona fide ‘need to know’ in order to make personnel or business-related plans or decisions related to the Company’s business.

Appearance of Impropriety

All Employees should avoid not only actual misconduct, but also the appearance of impropriety. Unimpeachable integrity is the Company’s most important asset.

Record Retention

Books, records, documents, notes or other written material belonging to the Company or generated by an Employee during the course of his or her employment by the Company must be appropriately safeguarded and retained. Destruction of any such materials may only be made upon the specific written consent of the CEO or CFO or in strict accordance with any written Records Management Policy which may be issued by the Company with the approval of the CEO.

POLICY REGARDING INSIDER TRADING

Guidelines with respect to Certain Transactions in the Company’s Securities

This policy provides guidelines to Employees of the Company and its subsidiaries and affiliates (collectively, “Company”) with respect to transactions in the Company’s securities. This policy is necessary because the Insider Trading and Securities Fraud Enforcement Act of 1988 (the “Insider Trading Act”) makes it illegal (i) to buy or sell securities on the basis of Material, Non-Public Information and (ii) to disclose Material, Non-Public Information to others who in turn buy and sell in the securities markets. The policy applies to all transactions in the

EXHIBIT B

Company’s securities. It applies to all “Insiders” and to any person who receives Material Non-Public Information form any Insider.

Penalties: Under the Insider Trading Act, the government has the authority to impose severe penalties on companies and their directors, officers and other employees for violations of the insider trading laws. These penalties can include prison terms of up to 10 years and monetary penalties of up to $1 million or more. Criminal penalties for corporations (and possibly, directors, officers and certain supervisory personnel) can be as high as $2.5 million for failure to take appropriate steps to prevent illegal insider trading. A violation of this policy can also result in termination of employment.

Definition of terms:

“Material, Non-Public Information” means any information about a company, or its business, not generally known to the public, that a reasonable investor would consider important in deciding whether to buy, sell, or hold its securities. In other words, any information, both positive and negative, that could reasonably be expected to affect the price of security, is material information. Also included is information about other entities obtained as a result of employment with the Company.

Examples:

total company revenue or the revenue of any subsidiary;

projections of future profits or losses;

news of pending or proposed acquisitions or mergers;

news of significant sales of assets, or the disposition of a subsidiary;

significant write-downs of assets or additions to reserves for contingent liabilities;

changes in dividend policy, the declaration of a stock split, or the offering of additional securities;

changes in management;

financial liquidity problems; and

significant litigation or investigations by governmental bodies.

The foregoing list of examples of Material Non-Public Information is for illustrative purposes only. If an Employee is unsure as to whether certain information constitutes Material Non-Public Information, he or she should contact the Company’s General Counsel.

“Securities” are defined as including common stock, options to purchase common stock and any other securities the Company may issue from time to time.

“Insiders” include executive officers of the Company, all members of the Company’s Board of Directors, all directors of subsidiaries and all Employees of the Company and their immediate family who receive or have access to Material Non-Public Information (as defined above) regarding the Company. Immediate family is defined as any child, stepchild, grandchild,

EXHIBIT B

parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law, or sister-in-law living under the same household.

“The Window Period” is defined as the period beginning on the third business day following the date of public disclosure of the financial results for a particular fiscal quarter or year and continuing until the close of the stock market on the last day of the second month of the next fiscal quarter. The Company’s quarterly press release of earnings provides sufficient disclosure to the investing public to permit a Window Period to open on the third business day following the earnings press release. For example, if the Company’s second fiscal quarter ends on June 30, the Company’s financial results would have to be released to the public by mid August (45 days is the current limit). If financial results for the 2nd quarter were released to the public on August 10th, the Window Period would open on the morning of August 13th (providing these were business days), and continue until August 31st, which would be the last day of the second month of the next fiscal quarter.

It should be noted that even during the Window Period, any person possessing Material Non-Public Information concerning the Company should not engage in any transactions in securities until such information has been disclosed publicly for at least two (2) trading days, whether or not the Company has recommended a suspension of trading to that person. Trading in the Company’s securities during the Window Period should not be considered a “safe harbor,” and all members of the Board of Directors, and all executive officers and other persons should use good judgment at all times.

The Policy

It is the policy of the Company to prohibit the unauthorized disclosure of any Material, Non-Public Information acquired in the work place and the misuse of Material Non-Public Information in securities trading.

Material, Non-Public Information

Any member of the Board of Directors, Officer, or Employee of the Company who is in possession of Material, Non-Public Information relating to the Company, or any other entity with which the Company conducts business, is prohibited from engaging in any of the following:

purchasing or selling, or trading in options to purchase or sell, securities of the Company;

purchasing or selling, or trading in options to purchase or sell, publicly-traded securities of any entity with which the Company conducts business, if the person has obtained Material, Non – Public Information regarding such entity as a result of his or her employment with the Company; and

communicating the Material, Non-Public Information to any person not properly authorized to receive it, or communicating this information in such a way that unauthorized persons may become aware of it.

Confidentiality of Material, Non-Public Information. Employees shall use the utmost caution to maintain confidential all Material, Non-Public Information related to the Company or obtained as a result of employment or other affiliation with the Company. Employees may disclose this information to other Employees and representatives of the Company only if they need to know the information in order to properly perform their duties on behalf of the Company. If anyone

EXHIBIT B

becomes aware of a leak of Material, Non-Public Information, whether inadvertent or otherwise, he or she should report it immediately to the Company’s Chief Financial Officer, who is charged with responsibility for public disclosures.

Tipping Information to Others. Employees are prohibited from communicating Material, Non-Public Information about the Company to persons not authorized to receive it, including persons that may hear it inadvertently. The penalties apply whether the Employee benefited from the information or not. As a result, Material, Non-Public Information must not be discussed with spouses, friends or relatives and should not be discussed in public places where discussions might be overheard.

ADDITIONAL RESTRICTIONS ON THE RESTRICTED GROUP

“The Restricted Group” consists of all persons who are subject to Section 16 of the Securities Exchange Act of 1934, Employees who have managerial or financial responsibilities and each of their administrative assistants. This group is subject to the following additional restrictions:

•	trading is permitted during the Window Period subject to the restrictions below;

•	no trading outside the Window Period except for reasons of exceptional personal hardship; and

•	all trades are subject to prior review and approval by the Company’s Chief Financial Officer; and individuals in the Restricted Group are also subject to the general restrictions on all Employees.

PROHIBITED AND OTHER TRANSACTIONS

The Company believes it is improper and inappropriate for any member of the Board of Directors, Officer or Employee to engage in short-term or speculative transactions involving securities. Therefore, members of the Board of Directors, Officers and all Employees are strongly discouraged from engaging in any margin purchases or short sales or acquiring or disposing of puts or calls in securities.

This Policy Statement is intended to implement a program to ensure compliance with the federal securities laws. Accordingly, the Company has decided to allow exceptions to the above restrictions on trading on a very limited basis to the extent that such exceptions are permissible under rules and regulations promulgated by the United States Securities and Exchange Commission. Specifically, persons covered by this Policy Statement may buy or sell securities, irrespective of restricted periods, pursuant to a written contract, instruction or plan that is entered into or adopted prior to the time that such persons would otherwise become aware of, or be in possession of, Material Non-Public Information which written contract, instruction or plan provides for a buy or sell order which is (i) specific as to price, quantity and date, or contains a specific formula for buying and selling the

EXHIBIT B

securities, and (ii) does not permit the restricted person to exercise any discretion on the execution of the trades. An Employee that wants to utilize the foregoing exception must notify the Company’s Chief Financial Officer prior to entering into any written contract, instruction or plan referred to in this paragraph.

OTHER SECURITIES MATTERS

Members of the Board of Directors, Executive Officers and holders of 10 percent or more of the Company’s securities may be liable for “short-swing” profits from purchases and sales of the Company’s securities under Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) provides that any person who makes both a purchase and sale or a sale and purchase of the Company’s securities within a period of six months must pay to the Company the excess of the sale price over the purchase price even if no real profit was made.

If an Employee holds restricted securities, i.e. securities that cannot be resold by that Employee unless registered under the Securities Act of 1933 (the “Securities Act”), sold pursuant to Rule 144 promulgated under the Securities Act or disposed of pursuant to another exemption from the registration requirements of the Securities Act, he or she should consult with the chief Financial Officer prior to effecting purchases or sales of securities.

COMPANY ASSISTANCE

Any Employee who has any questions about this Policy Statement of specific securities transactions may obtain additional information from the Chief Financial Officer. Whenever any doubt exists as to whether non-public information constitutes Material, Non-Public Information, do not trade in the securities until approval has been sought and obtained from Chief Financial Officer. If anyone becomes aware of a leak of Material, Non-Public Information, whether inadvertent or otherwise, he or she should report it immediately to the Company’s Chief Financial Officer, who is charged with responsibility for public disclosures.

INDIVIDUAL RESPONSIBILITY

Every Employee has the individual responsibility to comply with this Policy Regarding Insider Trading. Each Employee is required to obey the guidelines, and communicate them to vendors, suppliers, family members and anyone else who may come in contact with inside information. An insider may, from time to time, have to forego a proposed transaction in securities even if he or she planned to execute the transaction before learning of the Material, Non-Public Information and even though the insider believes he or she may suffer an economic loss or forego anticipated profit by foregoing the Transaction.

EXHIBIT B

Government Investigations

The Company and its Employees shall cooperate fully and promptly with all governmental investigations. It is important that in this process the Company be able to protect the legal rights of the Company and its Employees. To accomplish these objectives, Employees shall promptly refer all governmental inquiries or requests for information, documents, or interviews to the Company’s CFO or CEO. Any Employee who participates in an interview by any governmental representative, agent or attorney shall give answers that are truthful, complete and unambiguous.

REPORTING VIOLATIONS AND DISCIPLINE

Strict adherence to this Code of Ethical Conduct by all Employees is vital. Supervisors are responsible for ensuring that Employees adhere to the provisions of the Code of Ethical Conduct. For clarification or guidance on any point in the Code of Ethical Conduct, please consult your supervisor or the Human Resources Department.

Employees are expected to report any suspected violation or potential violation of the Code of Ethical Conduct or other irregularities to your supervisor or the Human Resources Department. Any Supervisor who receives such a report should immediately inform the Human Resources Department. No adverse action or retaliation of any kind will be taken against an Employee because they make such a report. All reports will be treated confidentially to the maximum extent consistent with fair and rigorous enforcement of the Code of Ethical Conduct. In the investigation of such reports, everyone has an obligation to cooperate with each Employee’s rights under the law. The Company may find it necessary to take appropriate action against any person shown to be involved in a violation or irregularity. The action may include appropriate disclosure to proper legal authorities.

Violations of the Code of Ethical Conduct may result in discipline ranging from warnings to reprimand to discharge or even the filing of a civil or criminal complaint.

BRESLER & REINER, INC.

This Proxy Is Being Solicited By The Board of Directors

Annual Meeting of Stockholders, June 18, 2003

The undersigned hereby appoints Dana K. Weinberg and Kelly Metz, and each of them, Proxies for the undersigned with power of substitution, to vote as designated below all the shares of the undersigned at the Annual Meeting of Stockholders of Bresler & Reiner, Inc., to be held at the offices of the Company, 11140 Rockville Pike, Suite 620, Rockville, Maryland on June 18, 2003 at 10:00 a.m., or any adjournment thereof, all as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1.	Election of The Following Nominees as Directors:

Benjamin C. Auger; Charles S. Bresler; Sidney M. Bresler; Gary F. Bulmash; Ralph S. Childs, Jr.; George W. Huguely, III; Michael W. Malafronte; Burton J. Reiner; and Randall L. Reiner.

☐	FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	☐	FOR ALL NOMINEES EXCEPT AS INDICATED BELOW

2.	Ratification of the selection of Ernst & Young, LLP as the Company’s independent auditors for fiscal year 2003.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Please see other side)

Receipt of the Annual Report of the Company for the year 2002 is hereby acknowledged.

The undersigned revokes all proxies heretofore given with respect to said meeting and approves all that the Proxies or their substitutions shall do by virtue hereof.

This Proxy, when properly executed, will be voted as directed herein, but if no direction is given, this proxy will be voted FOR ALL NOMINEES AND PROPOSAL 2.

Dated: , 2003
Stockholder (Please sign exactly as your name appears hereon. Executors, Administrators or trustees should so indicate when signing.)

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY